UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 16, 2013

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Invacare Corporation 2013 Equity Compensation Plan
On May 16, 2013, Invacare Corporation (the “Company”) held its Annual Meeting of Shareholders, where the Company's shareholders approved the Invacare Corporation 2013 Equity Compensation Plan (the “2013 Plan”). Under the 2013 Plan, directors and employees of the Company and its affiliates may be granted the following types of awards with respect to the Company's common shares: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and performance shares. The maximum number of Company common shares, without par value, available for issuance under the 2013 Plan will not exceed the sum of the following: 3,800,000 shares; plus any shares covered by an award under the 2013 Plan or the Company's recently-expired 2003 Performance Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award. The material terms of the 2013 Plan are summarized in the Company's definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 3, 2013.
The description of the 2013 Plan as contained herein is qualified in its entirety by reference to the full text of the 2013 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Director Retirement
As described by the Company in its definitive Proxy Statement on Schedule 14A filed on April 3, 2013, Joseph B. Richey, II did not stand for re-election as a director at the Company's 2013 Annual Meeting of Shareholders held on May 16, 2013 in accordance with age limitations in the Company's Corporate Governance Guidelines. Accordingly, Mr. Richey's term as a director of the Company expired at the Annual Meeting and he retired as a director of the Company as of the date thereof.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2013, the Company held its 2013 Annual Meeting of Shareholders, at which the Company’s shareholders acted on proposals to: (1) elect eleven directors to a one-year term that will expire in 2014; (2) approve and adopt the Invacare Corporation 2013 Equity Compensation Plan; (3) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2013 fiscal year; and (4) approve, on an advisory basis, the compensation of the Company’s named executive officers.

Each of the following nominees was elected for a one-year term of office expiring in 2014 with respective votes as follows:

Nominees	For	Withheld	Broker Non-Votes
Michael F. Delaney	36,930,704	1,112,026	1,501,317
C. Martin Harris, M.D.	37,001,946	1,040,784	1,501,317
A. Malachi Mixon, III	36,617,900	1,424,830	1,501,317
Gerald B. Blouch	36,702,226	1,340,504	1,501,317
William M. Weber	36,900,559	1,142,171	1,501,317
Charles S. Robb	36,997,776	1,044,954	1,501,317
Baiju R. Shah	35,403,554	2,639,176	1,501,317
James L. Jones	36,998,312	1,044,418	1,501,317
Dan T. Moore, III	36,833,945	1,208,785	1,501,317
Dale C. LaPorte	36,615,763	1,426,967	1,501,317
Ellen O. Tauscher	37,021,006	1,021,724	1,501,317

The proposal to approve and adopt the Invacare Corporation 2013 Equity Compensation Plan was approved with 34,399,865 votes for, 2,849,820 votes against, 793,045 votes abstained and 1,501,317 broker non-votes.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2013 fiscal year was approved with 39,058,459 votes for, 464,236 votes against and 21,352 votes abstained. There were no broker non-votes with respect to this proposal.

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved with 36,496,209 votes for, 750,354 votes against, 796,167 votes abstained and 1,501,317 broker non-votes.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.         Description
10.1             Invacare Corporation 2013 Equity Compensation Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: May 21, 2013	By:	/s/ Anthony C. LaPlaca
Anthony C. LaPlaca
Senior Vice President and General Counsel

Exhibit Index
Exhibit No.         Description
10.1             Invacare Corporation 2013 Equity Compensation Plan.